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                                                                     EXHIBIT 4.7


                            NABORS INDUSTRIES, INC.,

                                     Issuer

                                       and

                             NABORS INDUSTRIES LTD.,

                                    Guarantor


                                       To


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                     Trustee


                              --------------------

                          Supplemental Indenture No. 2

                            Dated as of June 21, 2002

                              --------------------

                              6.80% Notes due 2004


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                  SUPPLEMENTAL INDENTURE NO. 2, dated as of June 21, 2002,
between NABORS INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), NABORS INDUSTRIES LTD., an exempted company duly organized and existing under the laws of the Islands of Bermuda (herein called the "Guarantor"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee (herein called the "Trustee") (this "Supplemental Indenture").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of March 1, 1999, as supplemented by Supplemental Indenture No. 1, dated as of March 1, 1999 (as so supplemented, herein called the "Indenture");

                  WHEREAS, the Company is party to an Agreement and Plan of Merger, dated as of January 2, 2002, by and among the Company, the Guarantor, Nabors US Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "US Holdings") and Nabors Acquisition Corp. VIII, a corporation duly organized and existing under the laws of the State of Delaware (herein called "NAC8") (such agreement is herein called the "Merger Agreement");

                  WHEREAS, US Holdings assigned all of its right, title and interest, in, to and under the Merger Agreement to Nabors International Finance Ltd., an exempted company duly organized and existing under the laws of the Islands of Bermuda, and NAC8 assigned all of its right, title and interest, in, to and under the Merger Agreement to Nabors Acquisition Corp. IX, a corporation duly organized and existing under the laws of the State of Delaware (herein called "NAC9");

                  WHEREAS, pursuant to the terms and conditions of the Merger Agreement, NAC9 will merge with and into the Company, with the Company being the surviving corporation (herein called the "Merger" and the date on which the Merger becomes effective by filing a Certificate of Merger with the Secretary of State of the State of Delaware is herein called the "Merger Date");

                  WHEREAS, as a result of the Merger the Company will be an indirect, wholly owned subsidiary of the Guarantor;

                  WHEREAS, the Guarantor desires to issue a guarantee to the Holders of the Notes as provided in this Supplemental Indenture;




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                  WHEREAS, Section 901 provides that the Company may enter into one or more supplemental indentures without the written consent of any Holders, when authorized by a Board Resolution and in form satisfactory to the Trustee to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or to surrender any right or power conferred upon the Company;

                  WHEREAS, the respective Board of Directors of the Company and of the Guarantor (or a duly authorized committee thereof) has duly adopted resolutions authorizing the Company and the Guarantor, respectively, to execute and deliver this Supplemental Indenture; and

                  WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms for the purposes herein expressed, have been performed and fulfilled.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                              RELATION TO INDENTURE

         SECTION 1.1 RELATION TO INDENTURE.

         This Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 1.2 DEFINITIONS.

         For all purposes of this Supplemental Indenture, except as expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Indenture; and



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                  (2) All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

                  "Guarantor" means Nabors Industries Ltd., an exempted company duly organized and existing under the laws of the Islands of Bermuda.

                  "Guarantee" means any of the unconditional and unsubordinated guarantees by the Guarantor of the due and punctual payment of principal of, and premium, if any, and interest, if any, on the Notes and all other obligations of the Company pursuant to this Indenture when and as the same shall become due and payable, whether at stated maturity, by acceleration, call for redemption, upon a repurchase date or otherwise in accordance with the terms of the Notes and this Indenture.

         SECTION 1.3 AMENDMENT OF DEFINITIONS IN THE INDENTURE.

         The following definitions in the Indenture are hereby amended by deleting such definitions in their entirety and substituting in place thereof the following:

                  "Board of Directors" means either (i) the board of directors of the Company or the Guarantor, as applicable, the executive committee of such board of directors or any other duly authorized committee of directors and/or officers appointed by such board of directors or executive committee, or (ii) one or more duly authorized officers of the Company or the Guarantor, as applicable, to whom the board of directors of the Company or the Guarantor, as applicable, or a committee thereof has delegated the authority to act with respect to the matters contemplated by this Indenture.

                  "Board Resolution" means (i) a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the board of directors of the Company or a committee thereof and to be in full force and effect on the date of such certification or (ii) a certificate signed by the duly authorized officer or officers of the Company or the Guarantor, as applicable, to whom the board of directors of the Company or the Guarantor, as applicable, or a duly authorized committee thereof has delegated its authority (as described in the definition of Board of Directors), and in each case, delivered to the Trustee.




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                  "Officer's Certificate" means a certificate signed by (i) any two of the following individuals: the Chairman, a Vice Chairman, the President or a Vice President, or (ii) by one of the foregoing individuals and by any other Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Corporate Secretary or an Assistant Corporate Secretary of the Company or the Guarantor, as applicable, or any other individual authorized by the Board of Directors of the Company or the Guarantor, as applicable, for such purpose (as specified in a Board Resolution of the Company or the Guarantor, as applicable), and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company or the Guarantor, as applicable.

                  "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel to the Company or the Guarantor, as applicable, or who may be other counsel reasonably satisfactory to the Trustee.

                                   ARTICLE TWO

                              REPORTS BY GUARANTOR

         SECTION 2.1 REPORTS. Section 704 of the Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

                  Section 704. Reports by the Company and the Guarantor. Each of the Company and the Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act. Any information, documents or reports required to be filed by each of the Company and the Guarantor with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.




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                                  ARTICLE THREE

                            CERTIFICATE OF COMPLIANCE

         SECTION 3.1 STATEMENT BY OFFICERS AS TO COMPLIANCE. Section 1004 of the Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

                  Section 1004. Statement by Officers as to Compliance. The Company and the Guarantor will each deliver to the Trustee within 120 days after the end of each fiscal year of the Company and the Guarantor ending after the date hereof, a certificate signed by the Company's or the Guarantor's, as applicable, principal executive officer, principal financial officer or principal accounting officer stating to the best knowledge of the signer thereof whether or not the Company or the Guarantor, as applicable, has complied during such immediately preceding fiscal year with and is in compliance with all terms, conditions and covenants of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the signer has obtained any knowledge of any continuing default by the Company or the Guarantor, as applicable, in the performance, observation or fulfillment of any such term, condition or covenant, specifying each such default and the nature thereof.

                                  ARTICLE FOUR

                                    GUARANTEE

         SECTION 4.1 GUARANTEE. The Indenture is hereby amended by adding a new Article Sixteen as follows:

                  Section 1601. Guarantee. The Guarantor hereby irrevocably and unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest, if any, and premium, if any, on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.




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                  The Guarantor hereby further agrees that its obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, legality or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement of, this Indenture or the Notes. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance by the Company of its obligations under the Indenture.

                  Upon making any payment with respect to the Company hereunder, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation or contribution until all obligations of the Company under this Indenture have been paid in full.

                  Section 1602. Release of Guarantee. Notwithstanding anything in this Article Sixteen to the contrary, concurrently with the payment in full of (i) the principal of, premium, if any, and interest, if any, on the Notes; and (ii) all other obligations of the Company under this Indenture, the Guarantor shall be released from and relieved of its obligations under this Article Sixteen. Upon the delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Guarantee. If any of the obligations to pay the principal of, premium, if any, and interest, if any, on the Notes and all other obligations of the Company are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantor under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the principal of, premium, if any, and interest, if any, on the Notes and all other obligations of the Company under the Indenture are paid in full, and the Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.





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                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 RATIFICATION OF INDENTURE.

         Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 5.2 EFFECTIVENESS.

         This Supplemental Indenture No. 2 shall be effective as of the date first written above, provided, however, that the provisions contained in Articles One, Two, Three and Four hereof shall become effective as of the Merger Date. In the event that the Merger Agreement is terminated in accordance with its terms, this Supplemental Indenture shall automatically become null and void and the Company and the Trustee shall continue to comply with the Indenture. On or promptly following the Merger Date, the Company shall furnish to the Trustee an Officer's Certificate certifying that the Merger has occurred and that Articles One, Two, Three and Four hereof have become effective.

         SECTION 5.3 GOVERNING LAW.

         THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

         SECTION 5.4 COUNTERPARTS.

         This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 5.5 CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this





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Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 5.6 TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company and the Guarantor.


                            [SIGNATURE PAGE FOLLOWS]






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         IN WITNESS WHEREOF, the parties hereto have cause this Supplemental
Indenture No. 2 to be duly executed as of the first day and year first written above.


                              NABORS INDUSTRIES, INC.

                              By:  /s/ Anthony G. Petrello
                                     Anthony G. Petrello
                                     President and Chief Operating Officer




                              NABORS INDUSTRIES LTD.

                              By:  /s/ Bruce P. Koch
                                     Bruce P. Koch
                                     Vice President - Finance




                              WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION,
                              Trustee

                              By:  /s/ Michael T. Lechner
                                     Name: Michael T. Lechner
                                     Title: Assistant Vice President




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